UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2014

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2014, Service Corporation International (“SCI”) held an annual meeting of shareholders and the shareholders voted on four proposals as set forth below.

Proposal 1: Election of Directors.

The shareholders cast their votes as follows and elected four directors.

	Votes	Votes Against/		Broker
Nominee	For	Withheld	Abstentions	Non-Votes
Malcolm Gillis	166,592,977	2,999,178	0	20,092,681
Clifton Morris	161,254,473	8,337,682	0	20,092,681
Thomas L. Ryan	163,690,646	5,901,509	0	20,092,681
W. Blair Waltrip	159,754,888	9,837,267	0	20,092,681

Proposal 2:  Approval of the selection of PricewaterhouseCoopers LLP as the Company's registered public accounting firm for fiscal 2014.

The shareholders approved the proposal by casting their votes as follows.

Votes For 187,540,349	Votes Against 1,447,937	Abstentions 696,550	Broker Non-Votes 0

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation.

The shareholders approved the proposal by casting their votes as follows.

Votes For 131,689,308	Votes Against 37,116,008	Abstentions 786,839	Broker Non-Votes 20,092,681

Proposal 4: Shareholder Proposal to Elect Each Director Annually.

The shareholders approved the proposal by casting their votes as follows.

Votes For 135,619,350	Votes Against 33,201,436	Abstentions 771,369	Broker Non-Votes 20,092,681

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2014	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President General Counsel and Secretary